AMENDMENT NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER is entered into as of December 3, 1997 (this "Amendment"), among FAIRFIELD COMMUNITIES, INC., a Delaware corporation ("Fairfield"), FA, Inc., an Arkansas Corporation and a wholly owned subsidiary of Fairfield ("Merger Sub"), FLEMISTER FAMILY, LLC, an Arkansas limited liability company ("LLC"), CARL FLEMISTER, C. WENDELL FLEMISTER, JR. and APEX MARKETING, INC., an Arkansas corporation ("Apex").

         WHEREAS, Fairfield, Merger Sub, Carl Flemister, C. Wendell Flemister, Jr., Apex and LLC are parties to that certain Agreement and Plan of Merger dated as of October 22, 1997, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of October 31, 1997 (as amended, the "Merger Agreement"); and

         WHEREAS, the parties desire to amend the Merger Agreement to set November 26, 1997 as the date on which the Closing Price Per Share is determined, to provide for additional Holdback Shares and to provide for certain payments to Apex from certain of its shareholders prior to closing.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, the parties hereto agree as follows:

1. Section 1.2 of the Merger Agreement is hereby amended in its entirety as follows:

         The closing of the Merger (the "Closing") will take place at 1:30 p.m. on December 3, 1997 (the "Closing Date"), at the offices of Fairfield, 11001 Executive Center Drive, Little Rock, Arkansas 72211, unless another date, time or place is agreed to in writing by all of the parties hereto.

2. The second sentence of Section 2.1(a) of the Merger Agreement is hereby amended in its entirety as follows:

         The total number of shares of Fairfield Common Stock included in the Exchanged Shares will be equal to $6,750,000 divided by the closing sale price per share of Fairfield Common Stock as reported in the New York Stock Exchange Composite Transaction Tape on November 26, 1997 ($46 5/16 per share) (the "Closing Price Per Share"), such number being 145,749 shares of Fairfield Common Stock.

3. The final sentence of Section 2.2 of the Merger Agreement is hereby amended in its entirety as follows:

         Fairfield shall deliver to C. Wendell Flemister, Jr. a certificate representing 66,208 shares of Fairfield Common Stock and to LLC a certificate representing 54,170 shares of Fairfield Common Stock. Of the remainder of the aggregate shares the Shareholders are entitled to receive under this Section 2.2; 14,575 share of Fairfield Common Stock (the "General Holdback Shares") and 10,796 shares of Fairfield Common Stock (the "Tax Holdback Shares," together with the General Holdback Shares, the "Holdback Shares") shall be held in escrow and delivered in accordance with Section 5.3 and the escrow agent (the "Escrow Agreement"). The Tax Holdback Shares and the General Holdback Shares shall be deposited in sub-accounts in accordance with the Shareholders' Apex Stock Percentages pursuant to the terms of the Escrow Agreement.

4. The following is hereby added at the end of Section 4.2:

          At or prior to Closing, the shareholders shall contribute to Apex $34,313.88 that was expended by Apex in relation to the Wattensaw Land Company.

5. Section 5.3(a) of the Merger Agreement is hereby amended in its entirety as follows:

         (a) Indemnity. Shareholders, severally (each in proportion to his or its Apex Stock Percentage), and not jointly, agree to indemnify and hold Fairfield harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered by Fairfield, Merger Sub or any Subsidiary (including without limitation
         Apex) of Fairfield (collectively, "Fairfield Indemnifiable Damages") from or arising our of (i) any breach of a representation or warranty made by any Shareholder or Apex pursuant to this Agreement, (ii) any breach of the covenants or agreements made by any Shareholder or Apex pursuant to this Agreement, (iii) any inaccuracy in any certificate delivered by any Shareholder or Apex pursuant to this Agreement, (iv) notwithstanding any disclosure by Shareholders to Fairfield prior to Closing, any allocation of contributions to the Apex Marketing, Inc. Cash or Deferred Profit Sharing Plan (the "Apex Plan") made prior to
         Closing that were not made in accordance with the Apex Plan or applicable laws, rules, regulations or orders, or any other violation or (v) Apex's failure to make any filing with or to make any remittance, payment or withholding to the State of Missouri with respect to Apex's operations prior to Closing ("Missouri Tax Liabilities"). If the Closing occurs, (i) the maximum amount for which Shareholders may be liable for indemnification hereunder, other than the amount for Missouri Tax Liabilities, shall not exceed the aggregate amount of the value of the General Holdback Shares at the Closing Date and the maximum amount payable by each Shareholder shall not exceed the value of the General Holdback Shares deposited by that Shareholder and
         (ii) the maximum amount for which Shareholders may be liable for indemnification in respect of Missouri Tax Liabilities shall not exceed the aggregate amount of the value of the Tax Holdback Shares at the Closing Date and the maximum amount payable by each Shareholder shall not exceed the value of the Tax Holdback Shares deposited by that Shareholder. With respect to items (iv) and (v) alone, Fairfield Indemnifiable Damages will include without limitation any contributions to the Apex Plan or any remittances or withholdings owned to the State of Missouri and any federal, state or other taxes and all related interest or penalties, together with any and all fees and expenses of any tax, legal pension, accounting or other advisors incurred in connection with any audit, amendment or any return, compliance program or settlement of any such matters and any related filing, user or review fees of any governmental entity. The shareholders agree that Fairfield and/or Apex shall be entitle to submit matters relating to the Apex Plan to the Voluntary Compliance Resolution Program of the Internal Revenue Service.

6.       Section 5.3(b)(i) is hereby amended in its entirety as follows:

         Fairfield shall give written notice (the "Fairfield Claim Notice") to Shareholders that Fairfield believes that it has the right to apply either General Holdback Shares or Tax Holdback Shares, as appropriate, to satisfy a claim for Fairfield Indemnifiable Damages. The Fairfield Claim Notice shall include all of the information required by the Escrow Agreement and shall specify whether General Holdback Share or Tax Holdback Shares are to be applied.

7.       Section 5.3(e) is hereby amended in its entirety as follows:

         If no claim by Fairfield for indemnification is outstanding on the one-year anniversary of the Closing, all General Holdback Shares shall be released by the Escrow Agent as provided in the Escrow Agreement. Unless otherwise released in accordance with the terms of the Escrow Agreement, Tax Holdback Shares shall be held by the Escrow Agent until the earlier of the resolution of all issues relating to Missouri Tax Liabilities or the expiration of all applicable statute of limitations relating to Missouri Tax Liabilities. In other circumstances, the release of General Holdback Shares or Tax Holdback Shares shall be determined in accordance with the terms of the Escrow Agreement.

8.       The following is hereby added at the end of Section 5.3(f):

         Fairfield shall have the sole right to negotiate and settle all Missouri Tax Liabilities and apply the appropriate number of Tax Holdback Shares in satisfaction of Fairfield Indemnifiable Claims related thereto.

9. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

10. Except as expressly amended by this Agreement, the Merger Agreement continues in full force and effect.

11. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arkansas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, Fairfield, Merger Sub, Apex and LLC have caused this Amendment to be signed by their respective officers thereunto duly authorized and Carl Flemister and C. Wendell Flemister, Jr. have signed this Amendment, all as of the date first written above.

                                 FAIRFIELD COMMUNITIES, INC.

                                By:  /s/ Clayton G. Gring, Sr.
                                --------------------------------------------
                                 Clayton G. Gring, Sr., Senior Vice President


                                 FA, Inc.

                                By:  /s/ Clayton G. Gring, Sr.
                                ---------------------------------------------
                                Clayton G. Gring, Sr., Senior Vice President


                                 APEX MARKETING, INC.

                                By: /s/ C. Wendell Flemister, Jr.
                                --------------------------------------------
                                C. Wendell Flemister, Jr., President

                                 /s/Carl W. Flemister
                                --------------------------------------------
                                      Carl W. Flemister

                                 /s/ C. Wendell Flemister, Jr.
                                -------------------------------------------
                                     C. Wendell Flemister, Jr.


                                    FLEMISTER FAMILY, LLC

                                By: /s/Carl W. Flemister
                                -------------------------------------------
                                Carl W. Flemister, President